EXHIBIT 21

                    GENERAL MILLS, INC. SUBSIDIARIES

                                                                 Percentage
                                                Country or        of Voting
                                                State in Which   Securities
                                                Each Subsidiary    Owned
                                                Was Organized      (Note 1)


ALTCARE CORPORATION                             Minnesota           50
 Elder Homestead Corporation                    Minnesota           50
CMHC, INC.                                      Delaware           100
COLOMBO DAIRY FOODS LTD.                        Ontario            100
COLOMBO, INC.                                   Delaware           100
COLOMBO YOGURT SHOP, QUINCY MARKET, INC.        Delaware           100
C.P.A. CEREAL PARTNERS HANDELSGESELLSCHAFT
   m.b.H. (Note 12)                             Austria             50
C.P.D. CEREAL PARTNERS DEUTSCHLAND
   VERWALTUNGSGESSELSCHAFT m.b.H (Note 2)       Germany             50
CPW MEXICO S.A. de C.V.                         Mexico              50
CPW S.A. (Note 15)                              Switzerland         50
FYL CORP.                                       California         100
GENERAL MILLS CONTINENTAL, INC. (Note 13)       Delaware           100
GENERAL MILLS EUROPE LIMITED                    England            100
 C.P. HELLES EEIG                               Greece              50
GENERAL MILLS FINANCE, INC.                     Delaware           100
GENERAL MILLS FRANCE S.A.                       France             100
 GMSNACKS, SCA (Note 3)                         France              43.29
   Snack Ventures Europe, SCA (Note 4)          Belgium             40.49
     Biscuiterie Nantaise-BN, S.A.              France             100
     Laprovar Sociedade de Productos
        Alimentares, S.A.                       Portugal           100
     Smiths Food Group B.V.                     The Netherlands    100
     Tasty Foods S.A.                           Greece             100
GENERAL MILLS HOLDING B.V. (Note 5)             The Netherlands    100
 CEREAL PARTNERS FRANCE B.V. (Note 6)           The Netherlands    100
 GENERAL MILLS HOLLAND B.V. (Note 7)            The Netherlands    100
   GMR Japan, Inc.                              Japan              100
 SMITHS FOOD GROUP DEUTSCHLAND B.V.             The Netherlands    100
 SMITHS FOOD GROUP ESPANA B.V. (Note 8)         The Netherlands    100
GENERAL MILLS MAARSSEN B.V.                     The Netherlands    100
GENERAL MILLS PRODUCTS CORP.                    Delaware           100
 GENERAL MILLS INTERNATIONAL LIMITED (Note 13)  Delaware           100
 INDUSTRIA HARINERA GUATEMALTECA, S.A.          Guatemala           50
   Programacion y Computacion, S.A.
     ("PROCOMSA")                               Guatemala           99.8
   Triticus S.A.                                Guatemala           99.8
 INMOBILIARIA SELENE, S.A. DE C.V.              Mexico             100
 TORONTO MACARONI & IMPORTED FOODS LIMITED      Ontario            100
   General Mills Canada, Inc. (Note 9)          Canada             100
     893643 Ontario, Inc.                       Ontario            100
     GMR of Alberta, Inc.                       Alberta            100
   Industria del Maiz, S.A.                     Guatemala           50
GENERAL MILLS RESTAURANTS, INC. (Note 10)       Florida            100
GOLD MEDAL INSURANCE CO. (Note 11)              Minnesota          100
GRANDES MOLINOS DE VENEZUELA, S.A               Venezuela           16.1
MILLS SYNDICATED PROPERTIES, INC.               Minnesota          100
NESTLE ASEAN PHILIPPINES, INC. (Note 14)        The Philippines     30
YOPLAIT USA, INC.                               Delaware           100

Notes to list of subsidiaries:

1. Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

2. General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Germany.

3. General Mills Holland B.V. owns a 29.34% interest in
   GMSNACKS, SCA, General Mills Holding B.V. owns a 26.25% interest in GMSNACKS, SCA, and General Mills Products Corp.
   owns a 1.12% interest in GMSNACKS, SCA.

4. General Mills Holding B.V. owns a .01% interest in Snack
   Ventures Europe, SCA.

5. General Mills Holding B.V. and General Mills, Inc. together own a 100% interest in a Belgian partnership, General Mills
   Belgium, SNC, which also has a 50% interest in a partnership organized under the laws of Portugal.

6. Cereal Partners France B.V., General Mills, Inc. and General
   Mills France S.A. own a 100% interest in a French partnership, GMEAF SNC, which owns a 50% interest in a partnership organized under the laws of France.

7. General Mills Holland B.V. owns a 19% ownership interest in a partnership organized under the laws of Japan.

8. Smiths Food Group Espana B.V. owns a 50% interest in a partnership organized under the laws of Spain.

9. General Mills Canada, Inc. and General Mills Products Corp. together own a 100% interest in a Canadian partnership, General Mills North America Affiliates, which owns a 50% interest in a partnership organized under the laws of the United Kingdom.

10.General Mills Restaurants, Inc. ("GMRI") owns and operates full-service specialty seafood and Italian restaurants. In order to comply with certain state laws, GMRI has 43 wholly-owned domestic subsidiaries; 2 domestic subsidiaries in which it has a 97% ownership interest; 1 domestic subsidiary in which it has a 50% ownership interest; and 13 domestic subsidiaries in which it has a 49% ownership interest.

11.Eighty-one percent of the voting securities are owned by General Mills, Inc. and 19% of the voting securities are owned by General Mills Canada, Inc.

12.General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Austria.

13.General Mills Continental, Inc. and General Mills
   International Limited together own a 100% interest in a Chilean partnership, General Mills Continental, Inc. y Compania, which owns a 50% interest in Cereales C.P.W. Chile Limitada, a corporation organized under the laws of Chile.

14.The 30% ownership interest of General Mills, inc. is held in trust by Nestle, S.A.

15.General Mills, Inc. also owns a 50% ownership interest in a partnership organized under the laws of Switzerland.